UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

MEDICOR LTD.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-50442	14-1871462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 South Decatur Boulevard, Suite 300, Las Vegas, NV 89103
(Address of Principal Executive Offices)

(702) 932-4560
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

THIS AMENDMENT NO. 1 TO FORM 8-K IS BEING FILED SOLELY TO CORRECT AN INADVERTENT ERROR ON THE SUBMISSION HEADER. THIS AMENDMENT IS BEING FILED UNDER ITEMS 1.01, 2.03, 3.02 AND 9.01, RATHER THAN ITEM 9.01, AS PREVIOUSLY INDICATED ON THE ORIGINAL FORM 8-K. WE HAVE MADE NO FURTHER CHANGES TO THE PREVIOUSLY FILED FORM 8-K, INCLUDING THE EXHIBITS THERETO.

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2006, MediCor Ltd. (the “Company”) entered into a Securities Purchase Agreement, dated as of April 26, 2006 (the “Agreement”), with Silver Oak Capital, L.L.C., in its capacity as collateral agent (the “Collateral Agent”), and Silver Oak Capital, L.L.C., HFTP Investment L.L.C., GAIA Offshore Master Fund, Ltd. and Portside Growth and Opportunity Fund (the “Purchasers”). Pursuant to the terms of the Agreement, on April 26, 2006 (the “Closing Date”), the Company issued to the Purchasers senior secured convertible notes (the “Notes”) in an original aggregate principal amount of $50 million and granted warrants to purchase up to 3,125,000 shares of the Company’s common stock at a price of $4.50 per share for an aggregate purchase price of $50 million.

The Company has agreed to use (x) the U.S. dollar equivalent of £15,000,000 of the proceeds from the sale of the Notes and the Warrants (i) to fund the Company’s acquisitions of Biosil Limited and Nagor Limited pursuant to that certain Share Purchase Agreement, dated as of September 13, 2005, among the Company and the shareholders listed therein and (ii) to pay expenses and commissions related to the sale of the Notes and the Warrants and (y) the balance of the proceeds for general corporate purposes including working capital. In connection with the transaction, the Company paid a $2,500,000 placement fee to UBS Investment Bank, the Company’s placement agent.

The principal amount of the Notes carries interest at the 3 month LIBOR rate, which is adjusted on each interest payment date, plus 6.00%. The principal amount of the Notes will be payable on the maturity date of March 31, 2011 or earlier upon conversion, acceleration or redemption. Interest will be payable every six months beginning on September 30, 2006 and upon maturity or earlier upon conversion, acceleration or redemption. Under the terms of the Notes, interest is payable by the Company either in cash or, if certain criteria are met, through the issuance of the Company’s common stock at a conversion price equal to 93% of the weighted average price of the common stock on its principal securities exchange or trading market during the five trading days prior to the relevant interest conversion date; provided, that the Company may not convert interest payable on the maturity date or any other interest payment date occurring less than 31 trading days prior to the maturity date.

All or any part of principal amount of each Note and accrued interest thereon is at any time or times convertible into shares of the Company’s common stock at the election of the holder at a conversion price of $4.00, which conversion price is subject to adjustment under certain circumstances including dividends and distributions, stock subdivisions, combinations and reclassifications, self tender offers by the Company and other corporate events. In addition, following an underwritten public offering that meets certain qualifications and subject to the satisfaction of certain additional criteria, the Company has the right to require all principal and all accrued interest due at the maturity date be converted to shares of common stock at the applicable conversion price (a “Company Conversion”). Except with respect to a Company Conversion, all conversions pursuant to the Notes are subject to the restriction that such conversion does not result in the holder and its affiliates beneficially owning more than 4.99% of the Company’s outstanding shares of common stock.

On or after March 31, 2010, each holder of the Notes has the right to require the Company to redeem all or a portion of the principal amount at a price equal to 100% of such principal amount together with the accrued interest thereon. In addition, each holder has the right to require redemption of all or a portion of the principal amount at a price equal to 120% of such principal amount together with the accrued interest thereon under certain circumstances, including notice of a change of control of the Company, the Company’s failure to satisfy certain of its obligations under the Notes and the other agreements relating to the transaction, the Company’s common stock failing to be listed on the OTC Bulletin Board, a national stock exchange or the NASDAQ or an event of default under the Notes.

The Notes contain customary negative covenants for loans of this type, including limitations on the Company’s ability to incur indebtedness, issue securities, make loans and investments, make capital expenditures, dispose of assets and enter into mergers and acquisition transactions. Events of default under the Notes include breaches of the Company’s obligations under the Notes and other agreements relating to the transaction, certain defaults under any other indebtedness of at least $500,000 and certain bankruptcy events. An event of default under the Notes entitles the holders to declare all amounts then outstanding due and payable.

The Company has also granted the holders of the Notes rights of first refusal to purchase new securities issued by the Company, subject to certain exceptions.

The Notes are secured by all of the Company’s assets and all of the assets of certain of its subsidiaries (the “Guarantors”) pursuant to a Guarantee and Collateral Agreement, dated as of April 26, 2006 (the “Guarantee Collateral Agreement”), among the Company and the Guarantors in favor of the Collateral

Agent, for the benefit of the Collateral Agent, the holders of the Notes and the other secured parties referred to therein. In addition, each of the Guarantors has jointly and severally agreed to guarantee the Company’s obligations under the Notes and the other agreements relating to the transaction. Furthermore, pursuant to a Subordination Agreement, dated as of April 26, 2006 (the “Subordination Agreement”), between the Company, the Subordinated Lenders (as defined therein) and the Collateral Agent for the holders of the Notes, the Company and the Subordinated Lenders have agreed to subordinate certain obligations, including the obligations under the International Integrated Note and the Sirius Note described below, to the Company’s obligations under the Notes and the other agreements relating to the transaction.

The Warrants are exercisable at any time or times through April 26, 2011 and entitle the holders to purchase shares of common stock at an exercise price of $4.50 per share, which exercise price is subject to adjustment under certain circumstances including dividends and distributions, stock subdivisions, combinations and reclassifications, self tender offers by the Company and other corporate events. All exercises pursuant to the Warrants are subject to the restriction that such conversion does not result in the holder and its affiliates beneficially owning more than 4.99% of the Company’s outstanding shares of common stock.

Pursuant to the terms of a Registration Rights Agreement, dated as of April 26, 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement for the purpose of registering for resale all of the shares of the Company’s common stock issuable upon conversion of the Notes or exercise of the Warrants. The Company is obligated to file such registration statement no later than 10 days following the Closing Date, to have the SEC declare such registration statement effective no later than 270 days following the Closing Date and, subject to certain exceptions, to keep such registration statement effective at all times until the all shares registered thereby have been sold thereunder or may be resold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”). The Company is obligated to pay certain liquidated damages in the event in fails to satisfy these registration obligations.

In connection with the transaction, on April 26, 2006, the Company amended and restated certain of its promissory notes that were held by International Integrated Industries, LLC (“International Integrated”) and Sirius Capital LLC (“Sirius”). International Integrated is a family holding company in which the chairman of the Company, Mr. Donald K. McGhan, has a controlling interest and Sirius is a private equity investment fund controlled by certain members of the McGhan family.

As of April 26, 2006, the Amended and Restated Subordinated Promissory Note in favor of International Integrated (the “International Integrated Note”) had an original principal balance of $31,039,186.11 and such principal carries interest at a rate of 10%. Prior to the indefeasible payment in full in cash of the Notes, all interest on the International Integrated Note shall be paid only by adding such interest to the principal amount of the Integrated International Note. The maturity date of the International Integrated Note is six months after the earlier of: (1) the maturity date of the Notes, or (2) the date in which the entire principal amount of Notes has been converted or redeemed. The International Integrated Note is expressly subordinate and junior in right of payment to the Notes.

The Amended and Restated Subordinated Convertible Note in favor of Sirius (the “Sirius Note”) has similar terms as the Notes, except for the following key differences:  (1) prior to the indefeasible payment in full in cash of the Notes, all interest on the Sirius Note shall be paid only by adding such interest to the principal amount of the Sirius Note, (2) the Sirius Note has the same maturity date as the International Integrated Note, and (3) the Company may not issue any shares of common stock upon conversion of the Sirius Note until the Company obtains the approval by the Company’s stockholders of the Company’s issuance of all shares of common stock issuable upon conversion of the Sirius Note and the Notes and exercise of the Sirius Warrant described below and the Warrants in accordance with the rules and regulations applicable to companies on the principal securities exchange or trading market for the Company’s common stock. In addition, the Sirius Note is expressly subordinate and junior in right of payment to the Notes.

In connection with the amendment and restatement of the Sirius Note, the Company granted Sirius a warrant (the “Sirius Warrant”) to purchase up to 2,343,750 shares of the Company’s common stock. The Sirius Warrant has similar terms as the Warrants, except that the Company may not issue any shares of common stock upon exercise of the Sirius Warrant until the Company obtains the approval by the Company’s stockholders of the Company’s issuance of all shares of common stock issuable upon conversion of the Sirius Note and the Notes and exercise of the Sirius Warrant and the Warrants in accordance with the rules and regulations applicable to companies on the principal securities exchange or trading market for the Company’s common stock

The foregoing description of the Agreement, the Notes, the Registration Rights Agreement, the Warrants, the Guarantee and Collateral Agreement, the Subordination Agreement, the International Integrated Note, the Sirius Note and the Sirius Warrant does not purport to be complete. The description of the Agreement, the Notes, the Registration Rights

Agreement, the Warrants, the Guarantee and Collateral Agreement, the Subordination Agreement, the International Integrated Note and the Sirius Note is qualified in its entirety by reference to the Agreement (together with schedules thereto), the Notes, the Registration Rights Agreement, the Warrants, the Guarantee and Collateral Agreement (together with schedules thereto), the Subordination Agreement, the International Integrated Note and the Sirius Note, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Notes and the Warrants were offered and sold in reliance upon an exemption from registration pursuant to Rule 506 promulgated under the Securities Act. The agreements executed in connection therewith contain representations to support the Company’s reasonable belief that the Purchasers had access to information concerning its operations and financial condition, the Purchasers are acquiring the securities for their own respective accounts and not with a view to the distribution thereof and that each of the Purchasers is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. At the time of their issuance, the Notes and the Warrants were deemed to be restricted securities for purposes of the Securities Act and the certificates representing the Notes and the Warrants bear legends to that effect. The amendment of the original promissory note in favor of Sirius into the Sirius Note and the granting of the Sirius Warrant were effected without registration under the Securities Act, in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act and/or Section 4(2) of the Securities Act. The certificates representing the Sirius Note and the Sirius Warrant also bear restricted security legends.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Note
10.3	Registration Rights Agreement
10.4	Form of Warrant
10.5	Guarantee and Collateral Agreement
10.6	Subordination Agreement
10.7	Amended and Restated Subordinated Promissory Note
10.8	Amended and Restated Subordinated Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICOR, LTD.

Dated: May 1, 2006
	By:	/s/ Theodore R. Maloney
Theodore R. Maloney
Chief Executive Officer